Exhibit 23.1

Simon & Edward, LLP
Certified Public Accountants & Consultants
A PCAOB Registered CPA Firm

17700 Castleton Street, Suite 488
City of Industry, CA 91748, U.S.A
Tel: +1 (626) 854-6500
Fax: +1 (626) 854-6505
http://www.2mycpa.com

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement of Xodtec LED, Inc. on Form S-8, File No. 333-169007, of our report dated July 15, 2010, except for note 6 and 16, as to which the date is March 14, 2011, which appears in this annual report on Form 10-K/A for the years ended February 28, 2010 and February 28, 2009.

Simon & Edward, LLP
March 21, 2011